Exhibit 99.1

Innovus Pharma Signs Exclusive License and Distribution Agreement with
Tabuk Pharmaceuticals for EjectDelay®, Sensum+® and Vesele® in Saudi Arabia, and certain Gulf Countries, North Africa and the Middle East

Innovus Eligible to Receive up to $86.5 Million in Upfront and Sales Milestone Payments plus Royalties

San Diego, Calif., March 23, 2015  –  Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) www.innovuspharma.com (OTC: BB: INNV) announced today it has entered into an exclusive license and distribution agreement with Tabuk Pharmaceutical Manufacturing Company , A Saudi Arabian company (“Tabuk”) under which Innovus Pharma granted to Tabuk an exclusive license to market and sell Innovus Pharma’s topical treatment for premature ejaculation EjectDelay®, its product Sensum+® to increase penile sensitivity and Vesele® to increase sexual and cognitive health in Saudi Arabia and in certain countries Gulf Countries, North Africa, and the Middle East. Under the agreement Innovus Pharma is eligible to receive up to $85.6 million dollars in upfront and sales milestone payments plus royalties based Tabuk’s net sales.

EjectDelay® for treating premature ejaculation is currently commercialized in the US and expected to be launched in Canada during the first half of 2015. Sensum+® for increasing penile sensitivity is currently commercial in the US, the UK, and Morocco. Vesele® for increasing sexual and cognitive health is currently commercialized in the US and the UK.

Bassam Damaj, President and Chief Executive Officer of Innovus Pharma commented, "We are very excited about this major commercial partnership collaboration with Tabuk for our products. We believe that this type of product is in very high demand in the region and  we currently expect it to be first in class in the region. Saudi Arabia is the largest market in the region and we expect significant potential revenue from this region. This partnership is the sixth of many partnerships the Company is expected to announce in the near future and represents another milestone in the Company’s execution of its international growth and making our products commercially available in a minimum of 40 countries by the end of 2015. "

“This partnership illustrates our commitment to leverage our MENA-wide footprint and to serve multinational partners looking to maximize their potential in the region”. “It further enhances Tabuk Pharmaceuticals’ ability to maintain its momentum in MENA, in line with its growth strategy” said Mr. Ismail Bel-Bachir, CEO of Tabuk.

Dr. Rana Azzam, Senior VP of Business Development of Tabuk added, “We are pleased to add Innovus’ unique products to our growing portfolio, and help address a large unmet medical need in the region. We look forward to start building market share and revenues from these products.”

About EjectDelay® and Premature Ejaculation

EjectDelay® is an over-the-counter (“OTC”) U.S. Food and Drug Administration and Health Canada compliant proprietary topical treatment containing the drug benzocaine and indicated for treatment of premature ejaculation.  The drug typically works within minutes of application to the glans of the penis. In clinical trials, the application of benzocaine has been shown to delay premature ejaculation by several minutes.  For more information visit www.ejectdelay.com.

Premature ejaculation (“PE”) is the most common sexual dysfunction reported by men but is still under-diagnosed and under-treated.  PE can happen at any age and its prevalence is consistent across all ages.  In an article in The Journal of Sexual Medicine in 2007 Sex Med 2007, D.L. Patrick, D. Rowland and M. Rothman state, “Global studies consistently report that 20-30% of men experience PE worldwide.  This means that PE is experienced at similar rates across the globe.”

About Sensum+® and Reduced Penile Sensitivity

Sensum+ is a blend of essential oils and natural botanicals including rose oil, sweet almond oil, cinnamon bark oil, and other extracts. The main ingredient of Sensum+ (cinnamon oil) works by activating the Transient Receptor Potential A1 (TRPA-1) channels responsible for the heat and cold sensation of the skin and results in an increase of sensation that current users welcome and appreciate. The safety and efficacy of Sensum+ was evaluated in 2 post marketing survey studies in circumcised and non-circumcised men. A total of 382 men used Sensum+ twice daily for fourteen consecutive days followed by once daily for 8 weeks and as needed thereafter.

For more information visit www.sensumplus.com.

Reduced Penile Sensitivity (“RPS”) results from a gradual loss of penile sensitivity over time.  As a person ages, the dulling effect can increase.  RPS can happen at any age and its prevalence is consistent across all ages. RPS results from many causes, including diabetes, ilioinguinal nerve entrapment resulting in 20% of all hernia surgeries a year, circumcision, multiple sclerosis patients, and 2% of patients using anti-depressants drugs.

About Vesele®
Vesele® is a proprietary, novel oral dietary supplement to maximize nitric oxide’s beneficial effects on sexual function and brain health. Vesele® contains a patented formulation of L-Arginine and L-Citrulline, in combination with the natural absorption enhancer Bioperine®.

The beneficial effects of Vesele® on sexual and cognitive functions were confirmed in a four month US clinical survey study involving 152 patients (69 men and 83 women). Results from the clinical survey have indicated (1) improvement of erectile hardness and maintenance in men and increased sexual intercourse frequency with their partners and (2) lubrication in women, when taken separately by each.  Positive effects on brain health were translated by an increase in recall of words and names.

For more information visit www.myvesele.com

About Tabuk Pharmaceuticals

Tabuk Pharmaceuticals Manufacturing Company develops, manufactures, markets and distributes branded generic pharmaceuticals and under-licensed products. Established in 1994 in Saudi Arabia, Tabuk Pharmaceuticals’ fast growth has allowed it to become a global company, with a strong focus on the Middle East and North Africa region. Today, it’s amongst the fastest growing companies in Saudi Arabia ranking third among all pharmaceutical companies, is present in over 25 markets and employs over 2500 employees.

Tabuk has one of the strongest R&D pipeline and the richest pharmaceutical portfolios in the MENA region covering a wide range of therapeutic areas. Furthermore the company has strengthened its presence by collaborating with multinational companies through licensing vital drugs and in-licensing.

For more information, visit Tabuk's website at www.tabukpharmaceuticals.com

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging leader in OTC and consumer products for men's and women's health,vitality and respiratory diseases. The Company generates revenues from its lead products Zestra® for female arousal and EjectDelay® for premature ejaculation and has a total of five marketed products in this space, including Sensum+® for the indication of reduced penile sensitivity, (for sales outside the U.S. only), Zestra Glide®, Vesele® for promoting sexual and cognitive health, and two products in the pipeline including, Androferti® (in the US and Canada) to support overall male reproductive health and sperm quality and FlutiCare™ OTC for Allergic Rhinitis.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com

Innovus Pharma’s Forward-Looking Safe Harbor Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, to receive approval or meet the requirements of any relevant regulatory authority, to successfully commercialize such products and to achieve its other development, commercialization and financial goals, whether Tabuk will continue to successfully market and sell our products in Saudi Arabia, the Gulf Countries, North Africa, and the Middle East ,and whether Innovus Pharma will receive milestone payments from such sales.  Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

Innovus Pharma Contact:
Kevin Holmes
Chesapeake Group
info@chesapeakegp.com
T: 410-825-3930

Tabuk Pharma Contact
Rana Azzam
Senior VP Business Development
r.azzam@tpmc-jo.com
T:+ 962 6 55 344 41